Exhibit 10.2
ENDOLOGIX, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

Name of Grantee:
Total Number of Stock Units Granted:
Grant Date:

Endologix, Inc. (the “Company”) has on the Grant Date specified above (the “Grant Date”) granted to (“Grantee”), pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”), an award (the “Award”) to receive that number of restricted stock units (the “Restricted Stock Units”) indicated above. Each Restricted Stock Unit represents the right to receive one share of the Company’s Common Stock (the “Common Stock”), subject to certain restrictions and on the terms and conditions contained in this Agreement and the Plan. Any terms not defined herein shall have the meaning set forth in the Plan. The Restricted Stock Units are being given to the Grantee in order to provide an incentive for Grantee to provide services to the Company and to exert added effort towards its growth and success.
1.Definitions. As used herein, the following definitions shall apply:
(a)    “Board” means the Board of Directors of the Company.
(b)    “Cause” means, with respect to Grantee’s Continuous Service, the termination by the Company of such Continuous Service for any of the following reasons: (i) The continued, unreasonable refusal or omission by Grantee to perform any material duties required of him by the Company if such duties are consistent with duties customary for the position held with the Company; (ii) Any material act or omission by Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties to, or material deviation from any of the policies or directives of, the Company; (iii) Conduct on the part of Grantee which constitutes the breach of any statutory or common law duty of loyalty to the Company; including the unauthorized disclosure of material confidential information or trade secrets of the Company; or (iv) any illegal act by Grantee which materially and adversely affects the business of the Company or any felony committed by Grantee, as evidenced by conviction thereof, provided that the Company may suspend Grantee with pay while any allegation of such illegal or felonious act is investigated. In the event that Grantee is a party to an employment agreement or other similar agreement with the Company that defines a termination on account of “Cause” (or a term having similar meaning), such definition shall apply as the definition of a termination on account of “Cause” for purposes hereof, but only to the extent that such definition provides Grantee with greater rights. A termination on account of Cause

DOCSOC/1590406v2/018854-0004

shall be communicated by written notice to Grantee, and shall be deemed to occur on the date such notice is delivered to Grantee.
(c)    “Change in Control” means the occurrence of any of the following:
(i)    The date that any one person, or more than one person acting as a group (as defined in paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3) acquires ownership of stock of the Company that, together with stock held by such person, or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company; or
(ii)    The date any one person, or more than one person acting as a group (as determined under paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires (or has acquired during the 12-month period ending on the date of the more recent acquisition by such person or persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company; or
(iii)    The date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or
(iv)    The date that any person, or more than one person, acting as a group (as determined in paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regarding to any liabilities associated with such assets.
(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and applicable Treasury Regulations and administrative guidance promulgated thereunder.
(e)    “Continuous Service” means (i) engagement by the Company as an employee or consultant, which is uninterrupted except for vacations, illness, or leaves of absence approved in writing by the Company, or (ii) service as a member of the Board until Grantee resigns, is removed from office, or Grantee’s term of office expires and he is not reelected. The Grantee’s Continuous Service shall not terminate merely because of a change in the capacity in which the Grantee renders service to the Company.
(f)    “Established Securities Market” means either: (a) a securities exchange registered with the Securities and Exchange Commission under Section 6 of

#PageNum#
DOCSOC/1590406v2/018854-0004

the Exchange Act; (b) a foreign national securities exchange officially recognized, sanctioned or supervised by governmental authority; or (c) an OTC Market.
(g)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(h)    “Fair Market Value” on any given date means the value of a share of Common Stock, determined as follows:
(i)    If the Common Stock is then readily tradable on an Established Securities Market, the Fair Market Value shall be determined by the Board through the application of a valuation method permitted under Treasury Regulation Section 1.409A-1(b)(5)(iv)(A); and
(ii)    If the Common Stock is not then readily tradable on an Established Securities Market, the Fair Market Value shall be determined by the Board in good faith through the reasonable application of a reasonable valuation method in accordance with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B), which determination shall be conclusive and binding on all interested parties.
(i)    “Good Reason” shall mean a termination of employment by Grantee within sixty (60) days following the occurrence of any one or more of the following events without the Grantee’s written consent (i) any reduction in position, title, overall responsibilities, level of authority, level of reporting, base compensation, annual incentive compensation opportunity, aggregate employee benefits or (ii) a request that Grantee's location of employment be relocated by more than twenty-five (25) miles. In the event that the Grantee is a party to an employment agreement or other similar agreement with the Company that defines a termination on account of “Good Reason” (or a term having a similar meaning), such definition shall apply as the definition of “Good Reason” for purposes hereof in lieu of the foregoing, but only to the extent that such definition provides the Grantee with greater rights. A termination by Good Reason shall be communicated by written notice to the Company, and shall be deemed to occur on the date such notice is delivered to the Company, unless the circumstances giving rise to the termination by Good Reason are cured within five (5) days of such notice.
(j)    “OTC Market” means an over-the-counter market reflected by the existence of an interdealer quotation system.
(k)    “Treasury Regulations” shall mean the regulations of the United States Treasury Department promulgated under the Code.
2.    Rights of the Grantee with Respect to the Restricted Stock Units.
(a)    No Stockholder Rights. Grantee shall have no rights as a stockholder of the Company until shares of Common Stock are actually issued to and held of record by Grantee. The rights of Grantee with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested, and the

#PageNum#
DOCSOC/1590406v2/018854-0004

restrictions with respect to the Restricted Stock Units lapse, in accordance with Sections 3, 4, or 5 below.
(b)    Additional Restricted Stock Units. As long as Grantee holds Restricted Stock Units granted pursuant to this Award, the Company shall credit to Grantee, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of Restricted Stock Units (“Additional Restricted Stock Units”) equal to the total number of whole Restricted Stock Units and Additional Restricted Stock Units previously credited to Grantee under this Award multiplied by the dollar amount of the cash dividend paid per share of Common Stock by the Company on such date, divided by the Fair Market Value of a share of Common Stock on such date. Any fractional Restricted Stock Unit resulting from such calculation shall be included in the Additional Restricted Stock Units. A report showing the number of Additional Restricted Stock Units so credited shall be sent to Grantee periodically, as determined by the Company. The Additional Restricted Stock Units so credited shall be subject to the same terms and conditions as the Restricted Stock Units to which such Additional Restricted Stock Units relate and the Additional Restricted Stock Units shall be forfeited in the event that the Restricted Stock Units with respect to which such Additional Restricted Stock Units were credited are forfeited.
(c)    Conversion of Restricted Stock Units; Issuance of Common Stock. No shares of Common Stock shall be issued to Grantee prior to the date on which the Restricted Stock Units vest, and the restrictions with respect to the Restricted Stock Units lapse, in accordance with Sections 3, 4, or 5 below. Neither this Section 2(c) nor any action taken pursuant to or in accordance with this Section 2(c) shall be construed to create a trust of any kind. As soon as practical after any Restricted Stock Units vest pursuant to Sections 3 or 4 below, the Company shall promptly cause to be issued an equivalent number of shares of Common Stock, registered in Grantee’s name or in the name of Grantee’s legal representatives, beneficiaries or heirs, as the case may be, in payment of such vested whole Restricted Stock Units and any Additional Restricted Stock Units. Such payment shall be subject to the tax withholding provisions of Section 8, and shall be in complete satisfaction of such vested Restricted Stock Units. The value of any fractional Restricted Stock Unit shall be paid in cash at the time certificates are delivered to Grantee in payment of the Restricted Stock Units and any Additional Restricted Stock Units.
3.    Vesting. Subject to Section 4 below, the Restricted Stock Units granted hereunder shall vest in accordance with the following schedule:
[TO BE PROVIDED].

#PageNum#
DOCSOC/1590406v2/018854-0004

4.    Vesting Upon Change in Control. Notwithstanding Section 3 above, if Grantee holds Restricted Stock Units at the time a Change in Control occurs, then all of the Restricted Stock Units shall become immediately and unconditionally vested, and the restrictions with respect to all of the Restricted Stock Units shall lapse, effective immediately prior to the consummation of such Change in Control.
5.    Effect of Termination of Continuous Service.
(a)    If, prior to vesting of the Restricted Stock Units pursuant to Section 3 or 4, there is a termination of Continuous Service for Cause, then Grantee’s rights to all of the unvested Restricted Stock Units shall be immediately and irrevocably forfeited, including the right to receive any Additional Restricted Stock Units.
(b)    If, prior to vesting of the Restricted Stock Units pursuant to Section 3 or 4, there is a termination of Continuous Service without Cause or pursuant to a voluntary resignation by the Grantee for Good Reason, then all of the Restricted Stock Units shall become immediately and unconditionally vested, and the restrictions with respect to all of the Restricted Stock Units shall lapse, effective immediately prior to such termination.
6.    Restriction on Transfer. The Restricted Stock Units and any rights under this Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, transfer, pledge, hypothecation or other disposition shall be void and unenforceable against the Company. Notwithstanding the foregoing, Grantee may designate a beneficiary or beneficiaries to exercise the rights of Grantee and receive any property distributable with respect to the Restricted Stock Units upon the death of Grantee.
7.    Adjustments to Restricted Stock Units. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Grantee shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Grantee under the Award. Such new, additional or different shares shall be deemed “Common Stock” for purposes of this Award and subject to all of the terms and conditions hereof. Notwithstanding anything in this Award to the contrary (a) any adjustments made pursuant to this Section 7 to Restricted Stock Units that are considered “deferred compensation” within the meaning of Section 409A of the of the Code shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to this Section 7 to Restricted Stock Units that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Restricted Stock Units either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Company shall not have the authority to make any adjustments pursuant to this Section 7 to the extent the existence of such authority would cause Restricted Stock Units

#PageNum#
DOCSOC/1590406v2/018854-0004

that are not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.
8.    Income Tax Matters.
(a)    In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Grantee, are withheld or collected from Grantee.
(b)    The Company shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Company may reasonably be obligated to withhold with respect to the grant, vesting, or other event with respect to the Restricted Stock Units. The Company may, in its sole discretion, withhold a sufficient number of shares of Common Stock in connection with the vesting of the Restricted Stock Units at the Fair Market Value of the Common Stock (determined as of the date of measurement of the amount of income subject to such withholding) to satisfy the minimum amount of any such withholding obligations that arise with respect to the vesting of such Restricted Stock Units. The Company may take such action(s) without notice to the Grantee, and the Grantee shall have no discretion as to the satisfaction of tax withholding obligations in such manner. If, however, any withholding event occurs with respect to the Restricted Stock Units other than upon the vesting of such Units, or if the Company for any reason does not satisfy the withholding obligations with respect to the vesting of the Units as provided above in this Section 8(b), the Company shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the minimum amount of any such withholding obligations.
(c)    The Restricted Stock Unit Award evidenced by this Agreement, and the issuance of shares of Common Stock to the Grantee in settlement of vested Units, is intended to be taxed under the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), and is not intended to provide and does not provide for the deferral of compensation within the meaning of Section 409A(d) of the Code. Therefore, the Company intends to report as includible in the Grantee’s gross income for any taxable year an amount equal to the Fair Market Value of the shares of Common Stock covered by the Restricted Stock Units that vest (if any) during such taxable year, determined as of the date such units vest. In furtherance of this intended tax treatment, all vested Units shall be automatically settled and payment to the Grantee shall be made as provided in Section 2(c) hereof, but in no event later than March 15th of the year following the calendar year in which such units vest. The Grantee shall have no power to affect the timing of such settlement or payment. The Company reserves the right to amend this Agreement, without the Grantee’s consent, to the extent it reasonably determines from time to time that such amendment is necessary in order to achieve the purposes of this Section.
9.    Compliance with Laws. The Award and the offer, issuance and delivery of securities under this Agreement are subject to compliance with all applicable federal and state

#PageNum#
DOCSOC/1590406v2/018854-0004

laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Grantee will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company will cause such action to be taken, and such filings to be made, so that the grant hereunder shall comply with the rules of the Nasdaq Stock Market or the principal stock exchange on which shares of the Company’s Common Stock are then listed for trading.
10.    No Agreement to Employ. Nothing in this Agreement shall affect any right with respect to continuance of employment by the Company. The right of the Company to terminate at will the Grantee’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment agreement to which the Company and Grantee may be a party.
11.    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied.
12.    Assignment. Grantee shall have no right, without the prior written consent of the Company, to (i) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (ii) delegate his or her duties or obligations under this Agreement. This Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.
13.    Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.
14.    Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and effective (i) when delivered by hand, (ii) when otherwise delivered against receipt therefor, or (iii) three (3) business days after being mailed if sent by registered or certified mail, postage prepaid, return receipt requested. Any notice shall be addressed to the parties as follows or at such other address as a party may designate by notice given to the other party in the manner set forth herein:
(a)    if to the Company:
Endologix, Inc.
11 Studebaker
Irvine, California 92618
Attention: Chief Executive Officer
(b)    if to the Grantee, at the address shown on the signature page of this Agreement or at his most recent address as shown in the employment or stock records of the Company.

#PageNum#
DOCSOC/1590406v2/018854-0004

15.    Applicable Law. This Agreement shall be construed in accordance with the laws of the State of California without reference to choice of law principles, as to all matters, including, but not limited to, matters of validity, construction, effect or performance.
16.    Number and Gender. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.
17.    Section Headings. The section headings of, and titles of paragraphs and subparagraphs contained in, this Agreement are for the purpose of convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.
18.    Modifications. This Agreement may not be amended, modified or changed (in whole or in part), except by a written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto. Notwithstanding the foregoing, amendments made pursuant to Section 8(c) hereof may be effectuated solely by the Company.
19.    Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
20.    Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Grantee and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Grantee and the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Unit Award Agreement as of the date first above written.

THE COMPANY: ENDOLOGIX, INC. By: Name: Title:	GRANTEE:
Address:

CONSENT AND RATIFICATION OF SPOUSE
The undersigned, the spouse of , a party to the attached Restricted Stock Unit Award Agreement (the “Agreement”), dated as of , 20 , hereby consents to the execution of said Agreement by such party; and ratifies, approves, confirms and adopts said Agreement, and agrees to be bound by each and every term and condition thereof as if the undersigned had been a signatory to said Agreement, with respect to the Restricted Stock Units (as defined in the Agreement) made the subject of said Agreement in which the undersigned has an interest, including any community property interest therein.
I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to this Agreement but that I have declined to do so and I hereby expressly waive my right to such independent counsel.
Date:
(Signature)

(Print Name)

#PageNum#
DOCSOC/1590406v2/018854-0004